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                                                                   EXHIBIT 10.25

                                 1997 AMENDMENT
                            TEAM RENTAL GROUP, INC.
                       1994 DIRECTORS' STOCK OPTION PLAN

     Pursuant to power reserved in Section 12 of the Team Rental Group, Inc. 1994 Directors' Stock Option Plan (the "Plan"), the Plan has been amended as follows:

1. The first sentence in Section 4 has been deleted and replaced with the following:

          The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 150,000 shares, which number shall be adjusted in accordance with
          Section 8 in the event of any change in the Company's capital structure.

2. The first sentence in Section 5 has been deleted and replaced with the following three sentences:

          The Plan shall be administered by the Board. The Board shall have full power and discretion, subject to the express provisions of the Plan, (i) to determine the non-employee Directors to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock to be made subject to each Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Board deems necessary or advisable for administering the Plan. All decisions of the Board shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

3.   Section 6 shall be deleted and replaced with the following:

          Each individual who is a Director and who is not an employee shall be eligible to receive grants of Options under the
          Plan.
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4.       Section 7 of the Plan is deleted and replaced with the following:

         [INTENTIONALLY OMITTED].

5. The second sentence of Section 8 (regarding options being void if an option agreement is not executed) is deleted.

6. This 1997 Amendment to the Plan shall supercede any and all prior documents relating to the points addressed in this 1997 Amendment.